EXHIBIT 12

                             THE BANK OF NEW YORK COMPANY, INC.
                            Ratios of Earnings to Fixed Charges
                                  (Dollars in millions)

                                          Three Months Ended   Six Months Ended
                                                June 30,            June 30,

                                              2002    2001        2002    2001
                                              ----    ----        ----    ----
EARNINGS
--------
Income Before Income Taxes                  $  547  $  601      $1,093  $1,203
Fixed Charges, Excluding Interest
  on Deposits                                  103     130         202     284
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges Excluding Interest on Deposits       650     731       1,295   1,487
Interest on Deposits                           158     373         318     835
                                            ------  ------      ------  ------

Income Before Income Taxes and Fixed
  Charges, Including Interest on Deposits   $  808  $1,104      $1,613  $2,322
                                            ======  ======      ======  ======

FIXED CHARGES
-------------
Interest Expense, Excluding Interest
  on Deposits                               $   94  $  122      $  184  $  266
One-Third Net Rental Expense*                    9       8          18      18
                                            ------  ------      ------  ------
Total Fixed Charges, Excluding Interest
  on Deposits                                  103     130         202     284
Interest on Deposits                           158     373         318     835
                                            ------  ------      ------  ------
Total Fixed Charges, Including Interest
  on Deposits                               $  261  $  503      $  520  $1,119
                                            ======  ======      ======  ======

EARNINGS TO FIXED CHARGES RATIOS
--------------------------------

Excluding Interest on Deposits                6.31x   5.62x       6.41x   5.24x
Including Interest on Deposits                3.10    2.19        3.10x   2.08



*The proportion deemed representative of the interest factor.